Exhibit 99.21

GUARANTY AGREEMENT

between

PETERSEN ENERGÍA INVERSORA, S.A.U.

as debtor

REPSOL YPF, S.A.

as Guarantor

and

BANCO SANTANDER, S.A.

as

Financing Entity

June 6, 2008

APPEARING

Of the one part,

(i)

PETERSEN ENERGÍA INVERSORA, S.A.U. (hereinafter “PEISA”), a Spanish company, with registered office in Madrid, at calle Velázquez, 9, and holder of Tax Identification Number A-85392751, represented for this purpose by Mr. Ignacio Cruz Morán, of legal age and holder of current Argentinean passport number 21763012-N, and by Mr. Mauro Renato José Dacomo, of legal age and holder of current Argentinean passport number 16764606-N, in their capacity as directors, with sufficient powers to execute this Agreement as proven by deed of power of attorney, executed in the presence of Mr. Martín María Recarte Casanova, Notary of Madrid, on April 24, 2008, under number 953 of his protocol.

(ii)

REPSOL YPF, S.A. (hereinafter the “Guarantor” or “Repsol YPF”), a Spanish company, with registered office at Paseo de la Castellana 278, Madrid, holder of Tax Identification Number A-78374725, represented for this purpose by Mr. Fernando Ramírez Marredo, of legal age and holder of Identity Card number 01485502-R, in his capacity as authorized representative, with sufficient powers to execute this Agreement as proven by a deed of power of attorney, executed in the presence of Mr. Jaime Recarte Casanova, Notary of Madrid, on June 20, 2005, under number 2008 of his protocol, and by Mr. Enrique Hernández Pérez, of legal age and holder of Identity Card number 19844245-Y, in his capacity as authorized representative, with sufficient powers to execute this Agreement as proven by a deed of power of attorney, executed in the presence of Mr. Martín María Recarte Casanova, Notary of Madrid, on December 29, 2005, under number 3766 of his protocol.

(iii)

BANCO SANTANDER, S.A. (hereinafter the “Financing Entity”), a Spanish company, with registered office at Paseo Pereda, 9-12, 39004 Santander, Cantabria, holder of Tax Identification Number A-39000013, represented for this purpose by Mr. Juan de Porras Aguirre, of legal age, and holder of Identity Card number 24194191-P, and by Mr. Javier Martín Robles, of legal age and holder of Identity Card number 7871290-T, with sufficient powers to execute this Agreement pursuant to deeds of power of attorney executed in the presence of Mr. José María de Prada Díez, Notary of Burgos, on March 9, 2007, under number 685 of his protocol, and on March 1, 2002, under number 574 of his protocol, respectively.

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WHEREAS

I.

PEISA is going to acquire from certain companies belonging to the group headed by the Spanish company Repsol YPF, S.A. (hereinafter “Repsol” or the “Guarantor” and the group of companies headed by Repsol, the “Repsol Group”), 0.1% of the capital stock of the Argentinean company YPF, S.A. (hereinafter “YPF”) in accordance with the terms established in the agreement granting a call option on the shares of YPF representing 0.1% of its capital stock signed on February 21, 2008 (hereinafter the “Call Option Agreement”), for which it has sought finance from the Financing Entity.

In this respect on May 20, 2008, PEISA notified to the Guarantor and to YPF its intention to exercise the aforementioned call option as well as, in compliance with the provisions of the bylaws of YPF, the consequent making of a tender offer (hereinafter the “Offer”) for all of the capital stock of YPF. The price offered in the Offer is up to USD 49.45 per share (hereinafter the “Price Offered”).
II.

The terms and conditions of the Offer are those contained in the explanatory prospectus and in the schedules thereto (hereinafter the “Prospectus”) which, in compliance with the applicable legislation, is going to be presented to the Argentinean National Securities Commission for the authorization of the Offer. The Guarantor has undertaken to refrain from taking up the Offer.

III.

In order to finance PEISA for: (i) the acquisition of 0.1% of the capital of YPF (hereinafter the “Option Acquisition”), (ii) the acquisition of the shares of YPF resulting from the Offer (hereinafter the “Tender Offer Acquisition” and, together with the Option Acquisition, the “Acquisition”) and (iii) the costs, expenses and taxes associated with the purposes described in points (i) and (ii) above, PEISA and the Financing Entity formalized on June 6 the opening of a commercial credit facility for the maximum sum of USD 198,500,000 (ONE HUNDRED AND NINETY-EIGHT MILLION FIVE HUNDRED THOUSAND U.S. DOLLARS) (hereinafter the “Credit Facility Agreement”). A copy of the Credit Facility Agreement is attached to this agreement as Schedule 1.

IV.	In the light of the foregoing, the Guarantor has undertaken to guarantee, on a joint and several basis, on demand, the payment obligations of PEISA under the Credit Facility Agreement.
V.	In the light of the foregoing, the Parties have agreed to enter into this guaranty agreement (hereinafter the “Agreement”), all in accordance with the following,

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CLAUSES

1.	DEMAND GUARANTEE OF REPSOL YPF
(A)

Without prejudice to the unlimited personal liability of PEISA, the Guarantor grants to the Financing Entity, which accepts, a demand guarantee (the "Guarantee") guaranteeing, jointly and severally with PEISA, the fulfillment of the payment obligations incurred by PEISA under the Credit Facility Agreement (whether for the repayment of the principal, interest, commissions, expenses or any other item), under the same terms and conditions as are established in the Credit Facility Agreement for PEISA in relation to such items. This Guarantee covers any extensions, renewals, novations or modifications of any kind, express or implied, which may occur in relation to the obligations of PEISA contained in the Credit Facility Agreement. For this reason this Guarantee shall remain in force until the full discharge of the obligations incurred by PEISA under the Credit Facility Agreement and of any obligations which novate or replace them.

(B)

The Guarantor expressly recognizes that this Guarantee constitutes a demand guarantee and not as a surety (fiador) envisaged in Articles 1822 et seq of the Civil Code. Therefore, the benefits of order, excussio and division conferred by Spanish legislation on sureties do not apply. Therefore, the obligations assumed by the Guarantor under this Guarantee are independent and of an abstract nature, so that they will not be affected and will remain fully valid and enforceable although any of the obligations secured by it is void ab initio or is subsequently annulled, even in an insolvency situation affecting PEISA, all of this without prejudice to the provisions of section (F) below.

(C)	The Guarantee shall remain in force as long as all the obligations arising under the Credit Facility Agreement have not been fulfilled to the satisfaction of the Financing Entity.
(D)

In the event of execution of the Guarantee and actual payment thereof by the Guarantor, the Guarantor shall be subrogated to the rights which the Financing Entity had against PEISA. The rights thus acquired by subrogation or which for any other reason arise from the payment of the Guarantee shall be subordinate to the rights which the Financing Entity may maintain against PEISA under the Credit Facility Agreement so that the Guarantor may not enforce its rights as creditor against PEISA until the latter’s debt to the Financing Entity under the Credit Facility Agreement is fully settled.

(E)

The Guarantor recognizes that any amounts which it owes to the Financing Entity as a result of the execution of the Guarantee may be offset by the Financing Entity against any balances, rights or claims which the Guarantor has at all times against the Financing Entity.

(F)

In the event of insolvency of PEISA, for the purpose of avoiding possible unjust enrichment of the Financing Entity, the Guarantor’s liability shall be reduced by any agreements, reductions or deferrals of debt which have been voted for by the Financing Entity.

(G)	Any claim made under this Guarantee must only specify the amount claimed, without it being necessary to comply with any additional requirement.

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(H)

Modifications to the Credit Facility Agreement which affect fundamental elements thereof and in particular the provisions of (i) Clause 1 (Amount and purpose of the credit facility), (ii) Clause 4 (Interest applicable to Tranche A), (iii) Clause 5 (Interest applicable to Tranche B), (iv) Clause 7 (Repayment), (v) Clause 10 (Delay in the fulfillment of the obligations), (vi) Clause 13.2 (The Borrower’s positive and negative obligations), (vii) Clause 16 (Early maturity), and (viii) Clause 17 (Calculation of the balance owed and judicial execution) must be previously accepted in writing by the Guarantor.

2.	CALCULATION AND EXECUTION AGAINST THE GUARANTOR
In accordance with the provisions of Articles 572.2° et seq of the Civil Procedure Law, for the purpose of making any claim (judicial or extrajudicial), or executing the Guarantee against the Guarantor, the parties expressly agree as follows:
(a)

The sums owed at any time by PEISA secured by the Guarantee shall be those determined in accordance with the procedure established in Clause 16 of the Credit Facility Agreement. This amount shall be certified in court and shall have all legal effects.

(b)

The Financing Entity shall notify to PEISA and to the Guarantor the amount of the balance resulting from the calculation performed in accordance with this clause. The amounts which may be demanded from the Guarantor shall be the amount of the resulting balance. The original copies of the Credit Facility Agreement and of this Agreement issued in accordance with the formalities established in Article 517.5° of the Civil Procedure Law, accompanied by the certificate issued by the supervising Notary, certifying the conformity of the agreements with the entries in his record and the date of such entries, shall constitute documents with executive force. All expenses arising from the execution shall be fully paid by the Guarantor.

3.	DECLARATIONS OF THE GUARANTOR AND OF PEISA
3.1.	The Guarantor’s representations
The Guarantor makes the representations listed below to the Financing Entity, which are considered essential for the execution of the Credit Facility Agreement:
(a)

The Guarantor is a company validly incorporated and registered in the Commercial Registry, with legal personality of its own and sufficient legal capacity to execute the Agreement and to assume all the obligations imposed on it under the Agreement.

(b)

That the execution and performance of the Agreement: (i) does not infringe any existing statutory provision to which the Guarantor is subject, Bylaws, nor any other contract or commitment acquired by the Guarantor; (ii) does not require any authorization, approval or registration by any person, body or entity to which the Guarantor is subject which has not been obtained.

(c)	That the signatory(ies) on behalf of the Guarantor is/are legally authorized to bind the entity which he/they represent(s) for the purposes of this Agreement.
(d)

That the Guarantor has not taken any step aimed at declaring or seeking the declaration of insolvency, cessation of business, dissolution, supervision or reorganization, nor for the appointment of a bankruptcy trustee, supervisor, depository or similar officer, for all or a substantial part of its assets or business.

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(e)	That the Guarantor is aware of all the terms of the Credit Facility Agreement.
(f)

That in any event the validity and enforceability of this Guarantee granted by the Guarantor may not be considered subject or linked to the fulfillment by PEISA of the obligation to provide security in rem in accordance with Clause 4 of this Agreement, and the fulfillment or breach of the aforementioned obligation, and the subsequent execution of the above-mentioned security in rem shall not prejudice or limit in any way the scope and enforceability of this Guarantee, such obligation of PEISA strictly constituting an obligation separate and independent from the Guarantee.

For the purposes of this Agreement, “to the best of its knowledge and understanding” means what an organized and diligent entrepreneur should know or should have known following a prudent investigation.
3.2.	Representations of PEISA
PEISA makes the representations listed below to the Guarantor:
(a)

That PEISA is a company validly incorporated and registered in the Commercial Registry, with legal personality of its own and sufficient legal capacity to execute the Agreement and to assume all the obligations imposed on it under the Agreement.

(b)

That PEISA has all the permits, licenses, authorizations and other approvals necessary to carry on its commercial activities in the manner and with the scope which it currently does, there being, to its knowledge and understanding, no reason or cause which may involve the revocation of any of them.

(c)

That the execution and performance of the Agreement: (i) does not infringe any existing statutory provision to which PEISA is subject, Bylaws, nor any other contract or commitment acquired by PEISA; (ii) does not require any authorization, approval or registration by any person, body or entity to which PEISA is subject which has not been obtained, except those which must be given by the National Securities Commission and the National Competition Commission in relation to the Acquisition.

(d)	That the signatory(ies) on behalf of PEISA is/are legally authorized to bind the entity which he/they represent(s) for the purposes of this Agreement.
(e)

That all the information supplied by PEISA to the Guarantor, including that of a financial nature is correct and truly reflects its situation, there being no acts or omissions which detract from the truthfulness and accuracy of such information in any substantial aspect.

(f)	That PEISA has sufficient legal title to use the necessary assets to carry on its respective commercial activity in the manner in which it has been doing so up to now.
(g)

That PEISA has not assumed any kind of indebtedness other than that contained in the Credit Facility Agreement nor is it guarantor of any obligation of third parties. The shares of YPF acquired charged to the Credit Facility Agreement are free of charges and encumbrances other than the pledges which will be granted to the Guarantor under the Pledge Agreement.

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(h)

To the best of its knowledge and understanding, as of the date of signature of this Agreement, there is no event or circumstance which has a Significant Prejudicial Effect on PEISA. For the purposes of this Agreement, “Significant Prejudicial Effect” means any event or circumstance which (i) significantly affects the financial or commercial status of PEISA and the capacity of PEISA to fulfill its payment obligations under the Credit Facility Agreement, or which (ii) renders this Agreement invalid or unenforceable.

(i)

That PEISA has fulfilled all commercial and civil (of a contractual or extra-contractual nature), social, labor, environmental and tax obligations the breach of which may have a Significant Prejudicial Effect.

(j)

That PEISA has not taken any step aimed at declaring or seeking the declaration of insolvency, cessation of business, dissolution, supervision or reorganization, nor for the appointment of a bankruptcy trustee, supervisor, depository or similar officer, for all or part of its assets or business.

(k)

That PEISA is not aware of the commencement of any litigation, proceedings or measure of an administrative, judicial or arbitral nature, the result of which may reasonably have a Significant Prejudicial Effect.

For the purposes of this Agreement, “to the best of its knowledge and understanding” means what an organized and diligent entrepreneur should know or should have known following a prudent investigation.
3.3.	Validity of the representations
The representations provided in Clause 13.1 and in Clause 3.2 shall be deemed to be repeated by the Guarantor and PEISA, respectively, on each Drawdown Date (as described in the Credit Facility Agreement) by reference to the facts and circumstances existing on that date.
4.	OBLIGATIONS OF PEISA
4.1.	Security in rem of PEISA granted to the Guarantor
(a)

PEISA undertakes to pledge to the Guarantor, as a counter-guarantee for this Guarantee, all the shares of YPF which PEISA acquires charged to the Credit Facility Agreement and in the exercise of the call option contained in the Call Option Agreement (hereinafter the “Pledge”). This obligation shall be executed, following a request by the Guarantor for such purpose, within a period of ten (10) Business Days from the date on which PEISA acquires the shares from third parties in the liquidation of the Offer referred to in Recital II above (hereinafter the “Pledge Agreement”). The pledge hereby agreed shall be granted in accordance with the text attached as Schedule 2 to this Agreement.

(b)

The Pledge shall guarantee to the Guarantor its right of recovery arising from the making of payments by the Guarantor to the Financing Entity as a result of the Guarantee (due to any payments made by the Guarantor to the Financing Entity, which shall include those relating to, derived or arising from the repayment of principal, interest, commissions, expenses or for any other reason or due to any other obligation arising from the Credit Facility Agreement). This security covers any extensions, renewals, novations or modifications of any kind, expressly accepted in advance by the Guarantor if it is necessary for the purposes of the

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provisions of section 1 (H) above, which may arise in relation to the obligations of PEISA contained in the Credit Facility Agreement. Therefore, the above-mentioned security in rem shall be in force until the full discharge of the obligations incurred by PEISA under the Credit Facility Agreement and any obligations which novate or replace them in the above-mentioned terms.
(c)

The fulfillment or breach of the above-mentioned obligation by PEISA, and the subsequent execution of the Pledge shall not prejudice or limit in any way the scope and enforceability of the Guarantee, such obligation of PEISA strictly constituting an obligation separate and independent from the Guarantee.

(d)

PEISA grants to the Guarantor, at the same time as the signature of this Agreement, a special irrevocable power of attorney, in the terms of Article 1977 of the Argentinean Civil Code, valid until the cancellation by the effective fulfillment of all the obligations of PEISA under the Credit Facility Agreement, and this Agreement, so that, in relation to the Pledge, the Guarantor may perform any kind of acts, procedures, measures and claims at any government authority, of the country or abroad, and/or against any third party, to enforce any instrument or act, exercise the authority or powers of PEISA hereunder, and/or perform any other acts, which may be necessary or appropriate so as (a) to ensure or protect the existence, validity, opposability and/or effectiveness of the Pledge, and/or (b) grant, record, register and/or perfect the Pledge and enter into the pledge agreement for this purpose, and/or (c) facilitate and allow the Guarantor to exercise all the rights which are conferred on it under this Agreement.

Such irrevocable power of attorney may only be exercised if following the demand by the Guarantor to PEISA for the latter may fulfill its obligations assumed under this Agreement, PEISA fails to perform them within ten (10) Business Days.
4.2.	Information obligations
Without prejudice to all other commitments assumed under this Agreement, PEISA undertakes to fulfill the information obligations provided in this clause.
(a)

Whenever the Guarantor reasonably so requests, and as soon as is reasonably possible, any information concerning PEISA which is reasonably relevant to verify the truthfulness of the representations and the fulfillment of the obligations contained in this Agreement.

(b)	As soon as PEISA becomes aware of it, to notify to the Guarantor the existence of any Case of Early Maturity, as defined in the Credit Facility Agreement.
4.3.	Positive and negative obligations of PEISA
Without prejudice to all other obligations assumed under this Agreement, PEISA undertakes to fulfill the positive and negative obligations provided in this clause.
(a)

To refrain from commencing any procedure for the merger, spin-off, liquidation or dissolution of PEISA, except in the case of corporate reorganizations in which only companies of the same group as PEISA are involved.

(b)	To refrain from allowing or authorizing the change of corporate form or the reduction of capital stock, unless required by law.

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(c)	To refrain from carrying out or allowing any substantial modification of the activity which constitutes the corporate purpose of PEISA.
(d)

To maintain and ensure the maintenance in force of any authorization, permit, license or approval which may be imposed by any rule or required by any authority and which, at the same time, is necessary for the conduct of the activities of PEISA, unless the failure to obtain it does not involve a Significant Prejudicial Effect.

(e)

To refrain from granting loans to or providing security for third parties in any legally or economically equivalent form, other than those envisaged in the framework of the Acquisition and the financing thereof.

(f)	To refrain from assuming or incurring any kind of financial indebtedness other than that arising from this Agreement or from the Acquisition.
(g)	To refrain from granting guarantees or sureties or securing obligations of third parties in a manner other than those envisaged in the framework of the Acquisition and of the financing thereof.
(h)

To refrain from offering, granting or establishing any kind of security, pledge, mortgage or any other type of charge or encumbrance on its property and rights in favor of third-party creditors, other than those envisaged in the framework of the Acquisition (including those provided for in the documents arising from the Option Acquisition and from the Tender Offer Acquisition) and from the financing thereof.

(i)	To refrain from performing acts or concluding contracts which reduce or diminish the ranking or priority of the pledges which it grants to the Guarantor.
(j)	To refrain from carrying out reductions of capital, unless required by law, or from acquiring its own shares.
(k)

To comply in all substantial aspects with civil, commercial, administrative, environmental, tax, labor or any other kind of legislation applicable to it, and with the permits and authorizations which are necessary to carry on its activity, maintaining them in force, unless the failure to maintain them does not involve a Significant Prejudicial Effect.

5.	CALCULATION OF PERIODS
For the purposes of the calculation of the periods envisaged in this Agreement, the definitions contained in this clause shall be used.
“Hours”: means the time in Madrid, unless expressly stipulated otherwise.
“Calendar day”: means every day of the Gregorian calendar. Periods indicated in days shall be deemed to be calendar days unless expressly stipulated otherwise.
“Working day”: (i) the days on which the London inter-bank market is operative for transfers in USD, provided that it is not (ii) Saturday, Sunday, or a public holiday in Madrid, London and Buenos Aires.
“Week”: means the period between a certain day and the same day of the following week, inclusive.

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“Month”: means the period between a certain day and the same date of the following month, inclusive, unless in the following month that date does not exist, in which case it shall end on the last day of that following month.
“Quarter” or “three months”: means the period of time between a certain day and the same date of the following third consecutive month of the calendar, inclusive, unless in such third month that date does not exist, in which case it shall end on the last day of that third month.
“Semester” or “six months”: means the period of time between a certain day and the same date of the following sixth consecutive month of the calendar, inclusive, unless in such sixth month that date does not exist, in which case it shall end on the last day of that sixth month.
“Year” or “twelve months”: means the period of time between a certain day and the same date of the following twelfth consecutive month of the calendar, inclusive, unless in such twelfth month that date does not exist, in which case it shall end on the last day of that twelfth month.
The dates established in this Agreement for the fulfillment of any obligation which turns out to be a non-business day shall be deemed to be transferred to the next Business Day, unless it falls within the following month of the calendar, in which case they shall be deemed to be transferred to the immediately previous Business Day. If this gives rise to a greater or lesser duration in a period of time which must end on that payment date, the extension or reduction of the period thus applied shall be deducted or added respectively in the very next period which follows it.
6.	NOTICES
6.1.	Form of serving notices
Notices between PEISA, the Guarantor and the Financing Entity arising from this Agreement for which a specific form is not provided, shall be served using any means which provides evidence of the dispatch and receipt thereof.
Communications in writing shall be deemed to be duly served when sent, with the necessary advance notice in each case, by telegram, bureau fax or fax sent to the respective addresses and numbers listed in the following paragraphs, or personally by messenger who obtains acknowledgment of receipt from the addressee. The receipt of issue of the telegram, or the original of the bureau fax or fax containing the receipt thereof at the numbers indicated, shall constitute due proof of the communication, except telegraphic communications or communications by fax (not those sent by bureau fax offered by the Post Office) must be confirmed by letters signed by a person authorized for the communication which has been received, sent by registered mail or by messenger who obtains an acknowledgment of receipt by the addressee or by acknowledgment of receipt responded to by the same channel by the addressee thereof.
6.2.	Addresses
Those indicated in Schedule 3 are specified as addresses, fax numbers and contact persons of all the parties to this Agreement.

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6.3.	New addresses
Any change in the addresses indicated in this Agreement shall not take effect unless it has been duly notified to the other party at least five (5) days in advance.
7.	ASSIGNMENTS
7.1.	Assignment by the Financing Entity
The Financing Entity may assign to third parties, in whole or in part, its contractual position under this Agreement, provided that the full or partial assignment of the Credit Facility Agreement has been authorized in advance, in accordance with the provisions of Clause 20 thereof, and provided that, in addition, the following requirements are met:
a)	The assignment is notified to the Guarantor five (5) days prior to the date on which it occurs.

b)

That the Guarantor does not assume vis-à-vis the assignee greater obligations that it had incurred with the assignor and the assignment does not involve any additional cost for the Guarantor nor does it harm or prejudice the counter-security in rem granted to it in accordance with Clause 4 of this Agreement.

The assignments referred to in this Clause 7.1 shall only be binding and shall only take effect in relation to the Guarantor when all the requirements mentioned in the previous paragraphs have been met.

The Guarantor undertakes, if requested to do so by the assignor or the assignee, and provided that the requirements provided in this clause are met, to personally appear before the Notary that may be designated by the assignor or the assignee at the expense of the assignor or the assignee, to grant its consent to any assignment made and to formalize the novation of the party to this Agreement, and to notify the assignment to the Bank of Spain, if the assignor or the assignee is not resident in Spain, as required from time to time by the applicable legislation.

The assignor undertakes to send to the Guarantor a certified copy of the deed or attested contract of assignment five (5) days prior to the date on which the assignment takes effect.
7.2.	Assignment by PEISA and the Guarantor
The contractual position, rights and obligations of PEISA or of the Guarantor may not be assigned or transferred in any event on any basis. PEISA may not grant the consent contained in Clause 20.1 of the Credit Facility Agreement without obtaining in advance the approval of the Guarantor.
8.	JURISDICTION
The Parties, waiving the forum to which they may be entitled, expressly submit to the jurisdiction of the Courts of the City of Madrid.
9.	APPLICABLE LEGISLATION
This Agreement shall be governed by and interpreted in accordance with Spanish law applicable in the national territory.

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REPSOL YPF, S.A.
____________________________________ P.p. Mr. Fernando Ramírez Marredo	______________________________ P.p. Mr. Enrique Hernández Pérez
PETERSEN ENERGÍA INVERSORA, S.A.U.
____________________________________ P.p. Mr. Ignacio Cruz Morán	______________________________ P.p. Mr. Mauro Renato José Dacomo
BANCO SANTANDER S.A.
____________________________________ P.p. Mr. Juan de Porras Aguirre	______________________________ P.p. Mr. Javier Martín Robles

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Exhibit 99.21

SCHEDULE 1

Credit Facility Agreement

SCHEDULE 2

Form of Pledge

SHARE PLEDGE AGREEMENT

This share pledge agreement is entered into in [the City of Buenos Aires, Argentinean Republic], on [*] [*], 2008, between:

(A) PETERSEN ENERGÍA INVERSORA, S.A. (“PEISA”), a Spanish company, registered in Argentina in accordance with the terms of [Article 123 of the LSC (as defined below)], with its registered office at [*], represented for this purpose by [*], with Identity Card number [*], in his capacity as [*], holding sufficient powers to execute this agreement as proven by [*]; and

(B) REPSOL YPF S.A. (“REPSOL”), a Spanish company, registered at the General Inspectorate of Justice of the City of Buenos Aires, in accordance with (i) Article 123 of the LSC, on July 5, 1996, under number 925 of Book 53, Volume "B" of Foreign Bylaws, and (ii) Article 118 of the LSC, on September 8, 1999, under number 1995 of Book 55, Volume "B" of Foreign Bylaws, for the sole purpose of listing its shares on the Buenos Aires Stock Exchange, with registered office at [*], represented for this purpose by [*], holder of Identity Card number [*], in his capacity as [*], with sufficient powers to execute this agreement as proven by [*].

Hereinafter PEISA and REPSOL will be jointly referred to as the “Parties”, and each of them individually as a “Party”.

WHEREAS:

I.

[PEISA has acquired from REPSOL [*] ordinary book-entry class D shares of the Company (as defined below), all of them with a par value of $10 (ten pesos) per share and with a right to one (1) vote each, representing 0.10% of the Company’s capital stock, in accordance with the terms established in the Agreement granting a First Call Option on Shares, entered into on February 21, 2008.]

II.

In accordance with the provisions of the bylaws of YPF, PEISA filed a tender offer (the "Offer"), whereby it has acquired [*] ordinary book-entry class D shares of the Company, all of them with a par value of $10 (ten pesos) per share and with a right to one (1) vote each, representing [*%] of the Company’s capital stock.

III.

In order to finance PEISA for (i) the acquisition of 0.10% of the capital of YPF under the First Call Option Agreement, and (ii) the acquisition of the shares of YPF under the Offer, PEISA and BANCO SANTANDER S.A. formalized, on [*], the opening of a commercial credit facility for the maximum sum of [*] U.S. Dollars (the “Credit Facility Agreement”).

IV.	REPSOL guaranteed the payment obligations of PEISA under the Credit Facility Agreement, by entering into the Guaranty Agreement (as defined below), dated [*], which is added hereto as Schedule V(1).

CONSEQUENTLY, in order for PEISA to counter-guarantee the security obligations assumed by REPSOL under the Guaranty Agreement, the Parties agree to enter into this share pledge agreement (the “Agreement”), in accordance with the following terms and conditions:

ARTICLE 1

INTERPRETATION

1.1. It is expressly established that in this Agreement, unless the context requires otherwise:

(i)	the titles are included only by way of reference and shall not affect the interpretation of the Agreement;

(ii)	the words defined in singular shall include the plural and vice versa;

(iii)

unless the contrary is expressly indicated, any reference to a clause, section, indented paragraph or schedule shall constitute a reference to a clause, section, indented paragraph or schedule of this Agreement;

(iv)

any reference to a document shall include any modification, supplement, amendment or instrument replacing such document, but shall not include any modification, supplement, amendment or replacement instrument which is contrary to the provisions of this Agreement; and

(v)	any reference to any party to a document shall also include its authorized assignees and successors.

1.2. For the purposes of this Agreement, the following terms shall bear the meanings indicated below:

“Shares” bears the meaning assigned to it in Article 2 of this Agreement.

“Additional Shares” bears the meaning assigned to it in Article 20 of this Agreement.

“Government Authority” means any nation or government, any state, province or other political subdivision thereof, and any entity or authority discharging executive, legislative, judicial, regulatory or administrative duties of or relating to the government, including but not limited to any central bank.

“Property to be Executed” bears the meaning assigned to it in Article 9.1. of this Agreement.

“Caja de Valores” means Caja de Valores S.A.

“Chapter XVII” bears the meaning assigned to it in Article 9.6.(ii) of this Agreement.

“CNV” means the National Securities Commission, or any entity or authority which may replace it in the future.

“Agreement” means this share pledge agreement.

“Credit Facility Agreement” bears the meaning assigned to it in the Recitals of this Agreement.

“Guaranty Agreement” means the Guaranty Agreement entered into between [*], dated [*], attached hereto as Schedule V(2).

“Business Day” means any day on which banking institutions in the Autonomous City of Buenos Aires are not obliged or authorized by law to close.

“Guarantee” means the demand guarantees granted by REPSOL in accordance with the Guaranty Agreement.

“Applicable Law” means, in relation to any Person, its bylaws or other corporate documents thereof, as well as any law, treaty, order, resolution, rule, judicial decision, judgment or arbitral award issued by any court, arbitrator or other Government Authority, applicable in each case to, or binding on, such Person or any of its assets, or to which such Person or any of its assets are subject.

“LSC” means the Companies Law No. 19.550, its modifying and supplementary rules.

“Rules” bears the meaning assigned to it in Article 9.6.(i) of this Agreement.

“Secured Obligations” means the obligations owed by PEISA to REPSOL in the event of the possible execution of the Guaranty Agreement by BANCO SANTANDER S.A. as a result of a breach of PEISA under the Credit Facility Agreement, including, among other obligations, the obligations to pay the principal, plus the interest thereon, commissions, costs, expenses, fees, indemnity and all other charges and payment commitments of any other kind which may be applicable in accordance with the Credit Facility Agreement.

“Offer” bears the meaning assigned to it in the Recitals of this Agreement.

“Party” and “Parties” bears the meaning assigned to it in the heading of this Agreement.

“PEISA” bears the meaning assigned to it in the heading of this Agreement.

“Person” means any natural or legal person, de facto company, enterprise, corporation, limited liability company, trust, entity without legal personality, joint venture, Government Authority or any other entity of any kind.

“Pledge” bears the meaning assigned to it in Article 2.1. of this Agreement.

“REPSOL” bears the meaning assigned to it in the heading of this Agreement.

“Company” means YPF.

“Auction” bears the meaning assigned to it in Article 9.6.(ii) of this Agreement.

“Sum Claimable” bears the meaning assigned to it in Article 9.10 of this Agreement.

“Sale” bears the meaning assigned to it in Article 9.1. of this Agreement.

“Judicial Sale” bears the meaning assigned to it in Article 9.5. of this Agreement.

“Extrajudicial Sale” bears the meaning assigned to it in Article 9.6. of this Agreement.

“Private Extrajudicial Sale” bears the meaning assigned to it in Article 9.6.(i) of this Agreement.

“Public Extrajudicial Sale” bears the meaning assigned to it in Article 9.6.(ii) of this Agreement.

“YPF” means YPF S.A.

ARTICLE 2

PLEDGE

2.1. In order to guarantee to REPSOL the exact and prompt fulfillment at the appropriate time and in the appropriate manner of the Secured Obligations, PEISA hereby grants to REPSOL a first-ranking pledge for up to a total of [*] U.S. Dollars, plus compensatory interest, punitive interest, commissions, fees (including, but not limited to, legal fees), costs, expenses, indemnity and all other charges and payment commitments relating to the Secured Obligations (the “Pledge”), in the terms of Articles 580 to 588 of the Argentinean Commercial Code, Article 219 and like provisions of the Companies Law and Articles 3204 et seq of the Civil Code of the Argentinean Republic, on [*] ordinary book-entry class D shares of the Company (the “Shares”), all of them with a par value of $10 (ten pesos) per share and with a right to one (1) vote each, which as a whole represent [*]% of the capital stock and of the votes of the Company.

2.2. For all relevant legal purposes and in order to comply with the requirements of Article 215, paragraph one, of the LSC, PEISA hereupon notifies the creation of the Pledge to the Company, and the Company, by signing this Agreement, acknowledges notification of such encumbrance, this instrument constituting a sufficient record of such notification. In addition, PEISA undertakes to (i) instruct Caja de Valores to enter the Pledge in the Company’s share register in the name and in favor of REPSOL, at the same time as the signature of this Agreement, and (ii) to supply to REPSOL sufficient evidence, to the satisfaction of REPSOL, of the entry of the Pledge in accordance with the provisions of section (i) above, within 48 hours from when such entry is made.

2.3. In addition, and with the express consent of PEISA, the Company hereby assumes for the full term of the Pledge, the obligation to duly and simultaneously notify to REPSOL (i) any breach by PEISA of its legal and bylaw duties as shareholder, and (ii) any issue or exchange of shares of the Company.

2.4. REPSOL shall exercise the rights and powers arising from the Pledge until the Pledge is discharged in accordance with the provisions of Article 10.

2.3. The Pledge granted under this Agreement (i) shall not transfer, affect, discharge, cancel, novate or otherwise modify the obligations and liabilities of PEISA under and/or in any way related to the Applicable Law, this Agreement, the Credit Facility Agreement and the Guaranty Agreement and PEISA shall continue to be liable from each and all of the items of property which form its assets for the exact and prompt fulfillment of each and all of the obligations under such agreements and of the Secured Obligations and for all other obligations which may arise from such documents and from the Applicable Law in accordance with their respective terms, and (ii) shall not render REPSOL subject to any liability or obligation which PEISA has or may have vis-à-vis any third party or under the Applicable Law subject to the provisions of the Guaranty Agreement in relation to the demand guarantee.

2.4. Since the purpose of this Agreement is to guarantee the due fulfillment of the Secured Obligations, the conclusion of this Agreement and the Pledge made thereunder (i) shall not involve any kind of discharge, novation or modification in any way of the Secured Obligations, and (ii) shall not limit in any way the full liability of PEISA to REPSOL.

2.5. This Agreement and the Pledge shall remain fully in force and valid even when any change occurs in the period, method, form and/or place of payment of the Secured Obligations, and regardless of any nullity, irregularity or unenforceability of all or part of the Secured Obligations or of any security created in relation to them.

2.6. The Parties expressly agree that if, due to the circumstances of the case, and without prejudice to the provisions and agreements herein, it is considered that a novation has existed,

the Pledge hereby granted must remain fully in force, since REPSOL hereby makes an express reservation for such purpose, in accordance with Articles 803 and like provisions of the Civil Code of the Argentinean Republic.

ARTICLE 3

POLITICAL RIGHTS

3.1. The Parties expressly agree that, during the term of the Pledge, the voting right and all other political rights belonging to the Shares shall be exercised by PEISA, unless the Guarantee granted by REPSOL is executed due to the provisions of the Guaranty Agreement in which case REPSOL, by the mere notification of such circumstance to PEISA and to the Company, will have the voting right and all other political rights belonging to the Shares, and PEISA will not be entitled to claim from REPSOL the execution of a proxy or any authorization to exercise the aforementioned political rights.

ARTICLE 4

RELEASES

4.1. PEISA or the Company will not be allowed in any event to seek full or partial releases of the Pledge on the Shares, except to cancel in advance or cancel the obligations assumed by PEISA under the Credit Facility Agreement and guaranteed by REPSOL by means of the Guaranty Agreement.

ARTICLE 5

OTHER RIGHTS

5.1. For all cases in which, during the term of the Pledge, PETERSEN is entitled to exercise the preemptive right and the right to proportionally increase its shareholding (provided for in Article 194 et seq. of the LSC) relating to the Shares, PETERSEN hereby undertakes to fully exercise such rights at the appropriate time and in the appropriate manner.

5.2. PETERSEN undertakes to refrain from limiting in any way the preemptive rights and the right to proportionally increase its shareholding to which it is entitled under the provisions of Article 197 of the LSC and, in particular, to refrain from adopting a resolution or voting to suspend the preemptive right and the right to proportionally increase its shareholding.

5.3. PEISA undertakes to subscribe and immediately deliver to REPSOL, and to register, present and/or enter, at any time that REPSOL may reasonably request it, PEISA assuming the reasonable expenses involved, any other contract, instrument, information or document, and/or carry out any other act at any registry, agency, department or Person, that is reasonably necessary or appropriate, (PEISA also being required to carry out all additional acts which are reasonably necessary or appropriate) in order to (i) grant and perfect the Pledge arranged under this Agreement, and/or (ii) to grant and protect any preference or guarantee created under this Agreement, and/or (iii) facilitate and allow REPSOL to exercise all the rights which are conferred on it under this Agreement and the realization of the Pledge and/or of the assets and/or rights which constitute the subject-matter thereof (including, but not limited to, the execution of the procedure for the Sale of the Property to be Executed and the exercise of the rights of REPSOL in accordance with Article 9), such as the signature, execution and delivery of any of the documents required by the LSC and/or the Applicable Law for the purposes of the registration of the transfer of ownership of any of the Shares as a result of the Sale of the Property to be Executed, and the making of entries in the shareholders register and in any corporate book and/or instrument which is necessary for such purpose.

5.4. It is expressly established that all the powers and rights which are granted to REPSOL under this Agreement are granted exclusively for the purposes of protecting the Pledge and may not be used for other different purposes.

ARTICLE 6

WARRANTIES AND REPRESENTATIONS

6.1. PEISA warrants and declares as of the date of this Agreement and throughout the full term thereof:

(i)	That PEISA is the sole and exclusive owner of the Shares;
(ii)	That the Shares have been validly issued and represent [*] ([*]%) of the capital stock and of the votes of the Company;
(iii)

That PEISA has not assigned, encumbered, transferred or otherwise affected the disposability of the Shares, all of which are (and, except for the Pledge, while they are pledged under the Agreement, the Shares will be at all times) free of rights in rem or personal rights, attachments, inhibitions or preferential rights conferred on third parties, and from any other encumbrance or restriction of a legal, contractual or of any other nature, or impediment, which restricts and/or impedes and/or limits and/or otherwise hinders or impairs the Pledge, the perfection of the Pledge, and/or the full, peaceful and effective exercise by REPSOL of any of its powers, preferential rights, functions, rights, titles and/or interests under this Agreement;

(iv)

That the Pledge constitutes a legal act for which under law and the bylaws PEISA has capacity and is authorized to perform, and creates valid first-ranking preferential rights for the benefit of REPSOL;

(v)

That the Agreement constitutes a valid and binding obligation of PEISA, and may be legally executed in accordance with its terms and conditions, and the Pledge enjoys the privilege and preference expressed herein;

(vi)	That the Pledge has been made in compliance with all the necessary corporate approvals of PEISA, without a violation of any legal, bylaw, assembly or contractual provision;
(vii)

That the conclusion and performance of this Agreement (a) does not violate nor will it violate any agreement to which PEISA is a party, or by which any of its respective assets are bound, (b) except for the provisions of this Agreement, does not nor will it result in the existence of, nor do nor will it oblige PETERSEN to create any encumbrance on any of its respective properties, and (c) does not violate nor will it violate any rule or Applicable Law to which PEISA or any of its respective assets is subject;

(viii)

That no consent, authorization, approval, notification, presentation or any other action of any Person subject to private or public law (including, but not limited to, any Government Authority) is required for the purposes of (a) the creation, perfection and/or performance and/or execution of the Pledge, and (b) the exercise by REPSOL of all its rights envisaged under this Agreement; with the exception of the registration of the Pledge in the relevant share register and, if applicable, in the event of the Sale of the Property to be Executed, the registration of any purchaser of the Shares in the Public Commercial Registry under Article 118 or Article 123 of the LSC and the authorization of the Argentinean Competition Authorities for the acquisition of the Shares by any person;
(ix)

That beyond the provisions of this Agreement, there is no other condition precedent which must be fulfilled for the purposes of the creation and perfection of the Pledge; and once the Pledge has been entered in the shareholders register all the formalities necessary for the opposability of the Pledge will have been observed;

(x)

That PETERSEN is not in breach of the Credit Facility Agreement, the Guaranty Agreement, or any other agreement, contract, order, resolution or summons, judicial or extrajudicial, which may adversely affect the Pledge and/or any of the rights of REPSOL under this Agreement;

(xi)	That PEISA fulfils each and all of the obligations imposed on it arising from the Credit Facility Agreement and the Guaranty Agreement; and

(xii)

That PEISA fulfills each and all of the obligations imposed on it under the Applicable Laws, regulations and other rules related, and/or in any way linked, to the Shares, the breach of which would have a significant adverse effect on the Pledge.

6.2. PEISA recognizes that it has made the representations, declarations and warranties referred to in this Agreement so that REPSOL may sign the Guaranty Agreement; and recognizes and agrees that REPSOL has entered into such Guaranty Agreement on the basis of, induced by, and in full trust of the truth and correctness of each and all of the declarations, representations and warranties of PEISA in this Agreement and in the Guaranty Agreement. It is clarified that the falsity, error or inaccuracy of any of such declarations, representations and warranties shall constitute a breach of PETERSEN under this Agreement.

6.3. The rights and remedies of REPSOL in relation to any falsity, error or inaccuracy of any of the representations, declarations and warranties made by PEISA in this Agreement, shall not be prejudiced or affected by any investigation or audit which may be performed or may have been performed by REPSOL and/or its representatives and/or any other person on behalf of and at the order of the aforementioned persons and/or due to any other act whatsoever, or which may be performed by, and/or on behalf and at the order and/or in representation of REPSOL and which, were it not for this Article 6.3., could prejudice and/or affect any of such rights and/or remedies.

ARTICLE 7

OBLIGATIONS

7.1. Except for the sales, transfers and/or assignments intended to cancel in advance or cancel the obligations assumed by PEISA under the Credit Facility Agreement and guaranteed by REPSOL by means of the Guaranty Agreement, PEISA hereby undertakes to refrain from encumbering, selling, transferring, assigning or otherwise disposing of, and not to allow for any reason or due to any circumstance (unless imposed by law) the Shares to be encumbered, sold, transferred, assigned or otherwise disposed of. PEISA also undertakes, in the terms of the legislation in force, not to allow the existence of encumbrances or precautionary measures in relation to the Shares the subject-matter of the Pledge.

7.2. While this Agreement remains in force, PEISA undertakes:

(i)

To fully and duly fulfill each and all of the obligations imposed on it under this Agreement and all other relevant and reasonable actions which may be necessary for the purpose of protecting the existence and peaceful exercise of the rights of REPSOL hereunder, including, but not limited to the following: (a) to fulfill each and all of the obligations imposed on it under the Applicable Laws, regulations and other rules related, and/or in any other way linked, to the Shares, the breach of which could have a significant adverse effect on the Pledge and the rights of REPSOL under this Agreement, and (b) to immediately lift any kind of precautionary measures and attachments on the Shares which may affect the rights of REPSOL under this Agreement and/or impede the normal operation of the Pledge;

(ii)

To take and adopt, promptly and diligently, all the reasonable measures which may be requested from them by REPSOL (including, but not limited to, the commencement of claims, actions, orders, measures, requests and demands) for the purpose of (a) protecting the title of PEISA to the Shares, and (b) preventing the Pledged Shares from being affected in any way (but excluding any reduction in value or price) which may have a significant adverse effect on the rights of REPSOL under this Agreement. However, REPSOL will be entitled to exercise and adopt by itself the claims, actions, orders, measures, requests and demands which may be necessary if it considers, and limited solely to such purposes, that the rights of REPSOL in relation to the Shares are not adequately protected, bearing the expenses and costs which such claims, actions, orders, measures, requests and demands may generate on behalf of PEISA;

(iii)	To refrain from granting its consent to the performance of any act, waiver or omission which in some way has or may have a substantially adverse effect on the Pledge;
(iv)	To supply to REPSOL, when the latter reasonably so requests, all and any kind of relevant information and reports relating to any aspect relating to the Shares;
(v)

To immediately notify to REPSOL the occurrence of any event or act which may affect the enforceability of the Pledge so that REPSOL may adopt sufficiently in advance all the measures leading to adequate protection of its rights under and in accordance with the provisions of this Agreement and of the Guaranty Agreement, including any litigation, claim, notification or demand relating to the Shares in this respect;

(vi)	To notify any breach of the obligations of PEISA under the Credit Facility Agreement and/or the Guaranty Agreement.

7.3. PEISA recognizes that REPSOL has agreed to enter into the Guaranty Agreement on the basis of, induced by or in full trust in the commitment of PEISA to fulfill each and all of its respective obligations hereunder and the obligations under the Credit Facility Agreement and the Guaranty Agreement. However, it is expressly clarified that the provisions of Article 7.2 above will not be interpreted as an obligation borne by PEISA to make any contribution, grant of loans or supply of funds of any kind, or to issue guarantees.

7.4. Any of the obligations of PEISA under this Agreement shall be breached due to the mere expiration of the relevant period for the fulfillment thereof in the case of obligations for which a period is stipulated and, in all other cases, due to the receipt of a notification by REPSOL in which the breach claimed is stated, unless a period has been set for the fulfillment thereof in such notification by REPSOL.

ARTICLE 8

BREACH

8.1. In the event of breach by PEISA under the Credit Facility Agreement and/or the Guaranty Agreement REPSOL is hereby irrevocably authorized to proceed to execute the Pledge, subject to the provisions of Article 9 below.

ARTICLE 9

EXECUTION

9.1.If, in accordance with the provisions of Article 8 above, the sale and execution (the “Sale”) of the Shares the subject-matter of the Pledge (the “Property to be Executed”) is admissible, REPSOL shall proceed to arrange such Sale, whether by means of a judicial procedure or an extrajudicial procedure or a combination of both, either en bloc, in fractions or separately.

9.2. The partial Sale of the Property to be Executed may not be interpreted or considered as a waiver of REPSOL of the execution of all the other Property to be Executed.

9.3. The conditions, terms and form of the Sale shall be notified by REPSOL to PEISA and to the Company at least five (5) Business Days prior to the date of commencement of the Sale. REPSOL may suspend the Sale at any time for any reason. Such decision shall be notified by REPSOL to PEISA and to the Company, indicating the reason for such suspension. The suspension of the Sale shall not be considered a waiver of REPSOL of the performance of the Sale at any other subsequent opportunity. In addition, neither such suspension nor the establishment of the Sale may be interpreted as a waiver of REPSOL of the possibility of exercising all its respective rights until the full and definitive cancellation of the Secured Obligations.

9.4. REPSOL is entitled to appoint the auctioneer and all other professionals involved in any Sale carried out in accordance with this Article 9, which is hereby consented to by PEISA.

9.5. If the judicial procedure is chosen for the Sale (the “Judicial Sale”), such Sale shall be conducted with the intervention of the courts referred to in Article 17 of this Agreement in accordance with the Applicable Law.

9.6. If the extrajudicial procedure is chosen for the Sale (the “Extrajudicial Sale”), it shall be carried out, alternatively or simultaneously:

(i)

in private in one or more (successive or simultaneous) sale operations which are not classified as a public offering of the Property to be Executed in accordance with Law No. 17.811 and modifying and complementary provisions and General Resolution No. 368 (T.O. 2001) and modifying, regulatory and complementary provisions (the “Rules”) of the CNV (the “Private Extrajudicial Sale”); and/or

(ii)

at a public auction (the “Auction”) conducted in accordance with the applicable provisions of this Agreement, of Chapter XVII of the Rules of the CNV (“Chapter XVII”), of Mercado de Valores de Buenos Aires S.A. or of any other stock exchange or securities market selected by REPSOL (following the instructions previously referred to) for this purpose, and of any other regulations applicable (the “Public Extrajudicial Sale”).

9.7. The options indicated in Articles 9.5. and 9.6. (i) shall not exclude any other procedure or form of Sale allowed by the legislation applicable at present or in the future (to which the provisions of Articles 9.9. and 9.10., where relevant, shall be applicable mutatis mutandis), and (ii) shall not be irrevocable and, therefore, may be changed for other options insofar as it is allowed by the legislation applicable at present or in the future.

9.8. In the Judicial Sale:

(i)

PEISA irrevocably and unconditionally waives, to the extent permitted by law, the possibility (a) to invoke Article 1198 –paragraph two- of the Civil Code (lack of provision theory), (b) its right to raise any exception which involves granting security or countersecurity (including, but not limited to, the exception of security for costs (arraigo) and (c) its right to challenge without cause the jurisdiction of the court in which the legal action has been commenced; and

(ii)

the provisions of Articles 9.9 and 9.10. shall be applicable mutatis mutandis where there is no express provision by the applicable procedural legislation in force or the competent judicial authority or insofar as it is allowed by the applicable procedural legislation in force.

9.9. In the Private Extrajudicial Sale:

(i)

the Property to be Executed may be sold to any one or more national or foreign, natural or legal persons (including, but not limited to, REPSOL and/or any controlling, controlled or related company or a company subject to common control with REPSOL), acting by itself or through authorized representatives with sufficient powers;

(ii)

if REPSOL is the purchaser in such Sale, it shall be exempt from paying any deposit which has been stipulated and may offset the purchase price against the debt of PEISA to REPSOL due to the breach of PEISA of the Secured Obligations without it being necessary to make any disbursement of funds and by the mere grant of a receipt of payment of the Secured Obligations for a sum equal to such price (it being expressly established that in order to acquire the Property to be Executed, REPSOL must participate in the procedures established as if for these purposes third-party bidders were involved); and

(iii)	the Property to be Executed shall be transferred to the purchaser(s) in accordance with the provisions of Article 9.12.

9.10. In the Public Extrajudicial Sale:

(i)

REPSOL shall send to PEISA the request for information and documentation provided for in Article 4 of Chapter XVII. PEISA shall supply to REPSOL such information and documentation in full and promptly within five (5) Business Days from when it has received the appropriate request by REPSOL, by the supply thereof at the offices of REPSOL and/or in the place or places which REPSOL may decide and notify to PEISA and/or the Company, without prejudice to the judicial actions available to REPSOL to obtain such information and documentation in the event of refusal or reluctance to supply it to REPSOL;

(ii)

the Auction shall be conducted through a stock broker or brokerage firm in accordance with the applicable rules of the stock exchange or securities market where such broker or brokerage firm is registered, in which case the stock exchange or securities market (in Argentina or abroad) and the stock broker or brokerage firm shall be selected by REPSOL;

(iii)

the Auction shall be held on the date which may be decided by REPSOL, which shall be notified by REPSOL to PEISA in accordance with the terms and conditions indicated in a notice which shall be published in accordance with the provisions of Chapter XVII in one or more high-circulation visual media in the Argentinean Republic which may be decided by REPSOL (including, but not limited to, the Official Gazette of the Argentinean Republic, the Gazette of the Buenos Aires Stock Exchange, La Nación and El Cronista Comercial);

(iv)

at the Auction any one or more national or foreign, natural or legal persons (including, but not limited to, REPSOL and/or any controlling, controlled or related company or a company subject to common control with REPSOL), acting by itself or through an authorized representative with sufficient powers, may participate as bidders, and the Property to be Executed may be sold to them;

(v)

if REPSOL is the purchaser at the Auction, it shall be exempt from paying any deposit which has been stipulated and may offset the purchase price against the debt of PEISA to REPSOL due to the Secured Obligations;

(vi)

at the Auction, the Property to be Executed shall be offered, first of all, for a base price equal at least to the sum owed under the Secured Obligations at the value resulting from a prior appraisal of such property and rights made by a prestigious international firm selected by REPSOL (but never less than the amount of the Secured Obligations plus the amount of the taxes, fees (including, but not limited to, legal fees and expenses), costs, expenses, commissions (including, but not limited to, the commission of the firm involved in the appraisal) and all other payments incurred by REPSOL in relation to the Sale (such sum referred to as the “Sum Claimable”). If initially no offer is received on the basis of such base price, REPSOL may arrange the Sale at a price below the Sum Claimable or without a base (such Sale may be carried out on the same day as the initial failed attempt), or postpone the Sale, or act in any other way which may be advisable or appropriate for its interests;

(vii)	the Property to be Executed shall be sold at the Auction to the bidder that offers the purchase price higher than the base price applicable, if any; and

(viii)	the Property to be Executed shall be transferred to the purchaser(s) in accordance with the provisions of Article 9.12.

9.11. At the same time as the payment of the price of the Property to be Executed by the purchaser(s) thereof, the transfer of such Property to be Executed shall be made, free of the Pledge insofar as the Secured Obligations are canceled, directly to the purchaser(s) of such Property to be Executed, PEISA thereafter assuming the obligation to cooperate so that the Company may issue the relevant shares (if necessary) and make the appropriate entry in the corporate books and, in addition, carry out any other act and/or procedure which is necessary, to facilitate and establish the transfer of ownership of the Property to be Executed. PEISA

9.12. PEISA waives the possibility to commence any claim due to the fact that the price obtained in a private knockdown is lower than that which could have been obtained at a public knockdown, or that the price obtained in any of such knockdowns is lower than the sum owed.

9.13. If, having applied the funds derived from the Sale of the Property to be Executed to the payment and cancellation of the Secured Obligations, there are surplus funds, such surplus must be made available by REPSOL to PEISA, by crediting the account which PEISA may duly indicate at the sole expense, responsibility and charge of PEISA.

9.14. It is expressly established that if, in accordance with the rules applicable, it is necessary to obtain any authorization before or after the Sale, whether from a private entity or any Government Authority, whether in relation to the identity of the awardee or for any other reason, PEISA reasonably undertakes to actively cooperate with REPSOL, and to carry out any acts which are necessary for the purpose of promptly obtaining such authorization.

ARTICLE 10

TERMINATION

10.1. This Agreement and the Pledge thereby arranged shall be discharged and, consequently, shall be cancelled once (i) PEISA has fully and accurately fulfilled, at the time and in the manner stipulated by law, each and all of its obligations under the Credit Facility Agreement, the Guaranty Agreement, and, where relevant, the Secured Obligations, (ii) the Guaranty Agreement has been definitively annulled for any reason, or (iii) the execution of all the Shares which were pledged under this Agreement is performed, whichever occurs first.

ARTICLE 11

MAINTENANCE OF THE GUARANTEE

11.1. Without prejudice to the provisions of Article 7.3.(ii)(c), if PEISA, for any reason, fails to fulfill any of the payment obligations imposed on it in this Agreement, REPSOL may request the appropriate maintenance and/or precautionary measures.

11.2. The execution by REPSOL of the Pledge on the Property to be Executed may be carried out in a complementary, alternative, or indistinct manner and/or successively. The exercise or execution of any security granted by means of this Agreement may not be interpreted or considered as a waiver of the others, nor may it be observed, challenged or disputed in any way or due to any reason or circumstance, by PEISA.

ARTICLE 12

EXPENSES

12.1. PEISA assumes at its sole expense and, consequently, undertakes to pay to REPSOL and/or credit and/or reimburse to REPSOL, within ten (10) Business Days from when the relevant request is made (to which must be attached the receipts or relevant documentation), the expenses, costs, increased costs, expenses, commissions, fees (including fees of legal advisers) and taxes of any kind, and interest, penalties, and all other ancillary payments which may be applicable, provided that they are reasonable and are incurred as a result of, due to and/or upon: (i)– the performance of this Agreement, including those incurred by REPSOL in order to maintain and preserve, or exercise, any of the rights and remedies of REPSOL, and (ii) the measures, procedures and and/or actions arising from the breach by PEISA of its obligations under this Agreement, the Credit Facility Agreement, or the Guaranty Agreement and, in general, of the Secured Obligations. It is expressly provided that, as indicated in Article 10.1. of this Agreement, in the event of the discharge of the Pledge, all the expenses, fees, taxes, charges, duties as well as any other levy, which arises from such cancellation, shall be borne by PEISA.

ARTICLE 13

WAIVERS

13.1.       PEISA fully and definitively waives the right to claim from REPSOL and/or from its respective officials, representatives, mandatories, directors, employees, advisers and from its respective controlling and controlled persons and those subject to common control, related entities, affiliates and subsidiaries, any indemnity or compensation as a result of any loss or claim related to (i) the exercise by any of such Persons, except in the case of negligence or fraud on their part, of their rights under this Agreement, or (ii) the acts, procedures or transactions envisaged in this Agreement.

ARTICLE 14

INDEMNITY

14.1. PEISA undertakes to defend and hold harmless REPSOL and/or its respective officials, representatives, mandatories, directors, employees, advisers and its respective controlling and controlled persons and those subject to common control, related entities, affiliates and subsidiaries, for and in relation to any loss, payment, claim, damages, liabilities, obligations, contingencies, taxes, fines, penalties, judgments, arbitral awards, expenses, costs, fees and any sum (whether in cash or in kind), arising from any trial, action or procedure caused by, related to, based on, arising from, or linked to, (i) the Secured Obligations and/or any obligations under this Agreement, and/or (ii) any falsehood in any declaration, warranty or undertaking of PEISA under this Agreement and the Credit Facility Agreement, provided that the indemnifiable party has not acted negligently or fraudulently, classified as such by a final judgment of a competent court.

ARTICLE 15

ASSIGNMENT

15.1. Neither of the Parties may assign and/or transfer any of the rights and obligations under this Agreement without the written consent of the other Parties.

ARTICLE 16

LAW AND JURISDICTION

16.1. The conclusion, interpretation and performance of this Agreement and of the obligations and rights arising from this Agreement shall be governed by the laws of the Argentinean Republic.

16.2. For all legal purposes arising from or related to this Agreement, PEISA and REPSOL submit to the jurisdiction of the Ordinary National Commercial Courts sitting in the City of Buenos Aires, waiving any other forum or jurisdiction which may be applicable. Nevertheless, REPSOL, when it acts as plaintiff, may choose the jurisdiction to which to submit the resolution of any dispute.

16.3. PEISA (i) irrevocably and unconditionally waives, insofar as it is allowed by the statutory provisions and regulations applicable, (y) its rights to demand that REPSOL provide security or counter-security, and the possibility to raise any other defense or equivalent exception in any action and/or proceedings against REPSOL in relation to any proceedings and/or action and/or trial pursued or commenced in relation to this Agreement, and (z) the right to challenge without cause the judges of any competent court in any proceedings and/or action and/or trial pursued or commenced in relation to this Agreement; and (ii) accepts that a final judgment in any of such actions or proceedings may be executed in other jurisdictions through the execution of the judgment or in any other way provided by law.

ARTICLE 17

INSEVERABLITY

17.1. The judicial declaration of nullity, invalidity, non-binding nature and unenforceability of one or more provisions of this Agreement, or of part of such provisions, shall not prejudice the full validity and binding nature of the other parts of such provisions and/or of the other provisions, which shall remain binding between the Parties.

17.2. If the situation described in the previous paragraph arises, the Parties shall pursue alternatives to allow, to the extent that it is legally admissible, the achievement of the purposes pursued, and compliance with the spirit of the provisions affected by the nullity, invalidity, non-binding nature or unenforceability, as close as possible to the initial intention of the Parties.

ARTICLE 18

ADDRESSES

18.1. For all legal purposes arising from this Agreement, PEISA, the Company and REPSOL establish as addresses in the City of Buenos Aires, Argentinean Republic, in the places indicated below, where all communications, summons, demands, claims, appeals and notices, judicial or extrajudicial, which are made due to this Agreement shall be deemed to be valid and binding:

To PEISA: [*]

To REPSOL: [*]

To the Company [*]:

18.2. Such addresses shall continue to exist until they are replaced by another address in the City of Buenos Aires, Argentinean Republic, and such replacement is duly notified five (5) Business Days prior to the date on which it is sought to make such notification.

18.3. Any summons, demand, claim, appeal, notification, consent, request or other communication to be sent or made under this Agreement must be made in writing. Notifications, requests or other communications may be delivered personally, by air courier, registered mail with acknowledgement of receipt, certified return receipt letter, certified telegram or any other means providing evidence of receipt, to the addresses indicated in Article 18.1. or to the new address which was duly notified as indicated in Article 18.2. above, and shall be valid at the time of receipt thereof.

ARTICLE 19

MISCELLANEOUS

19.1. This Agreement may only be modified by the unanimous agreement of the Parties, expressed in writing. The exemptions and any consent or approval of the Parties under any provision hereof, shall not be valid unless they are made in writing, and may be subject to any condition which the Party in question considers appropriate, may be removed or modified at any time, and shall be valid only in the circumstance and for the purpose for which they are granted.

19.2. The rights and obligations of the Parties under this Agreement are established for the benefit of, and are binding on, respectively, the Parties hereto, and their permitted and/or authorized assignees or successors.

19.3. The failure to exercise or delay by any of the Parties in exercising any right, power, prerogative, privilege, action and/or remedy arising from, related to and/or linked to this Agreement shall not be considered a waiver thereof, nor will the partial exercise of any right, power, prerogative, privilege, action and/or remedy impede all other exercise thereof or the exercise of any other right, power, prerogative, privilege, action and/or remedy arising from, related to and/or linked to this Agreement. The rights, powers, prerogatives, privileges, actions and/or remedies provided herein are cumulative and shall not exclude any other right, power, prerogative, privilege, action and/or appeal provided for by any legal provision.

19.4. This instrument contains all the agreements of the Parties relating to the matters addressed therein, and therefore repeals and annuls any agreement, undertaking, understanding and/or prior agreement of the Parties, verbal or in writing, in relation to such matters.

ARTICLE 20

NEW SHARES

20.1 The Pledge shall also automatically and legally extend to any other shares which PEISA is entitled to receive in relation to the Shares during the term of the Pledge due to an exchange, revaluations, merger or spin-off of the Company, due to a new issue of shares to replace the shares held by PEISA subject to the Pledge, since the original issue is considered to be nullified for any reason, and/or for any other reason or due to any other circumstance, the above list being merely by way of example (all such shares and securities referred to as the “Additional Shares”).

(Followed by the signatures page)

In witness thereof, in the place and on the date indicated in the heading thereof, 3 (three) copies are signed in the same terms and for a single purpose.

_______________________

On behalf of PETERSEN ENERGÍA INVERSORA, S.A.U.

Clarification:

Post:

_______________________

On behalf of REPSOL YPF S.A.

Clarification:

Post:

YPF S.A. signs this Agreement for the purpose of granting its approval to the rights and obligations related to the Company.

_______________________

On behalf of YPF S.A.

Clarification:

Post:

Exhibit 99.21

SCHEDULE 3

Notices

For BANCO SANTANDER, S.A.

•	Att: Javier Martín Robles
•	Structured Finance Area
•	Ciudad Grupo Santander
•	Edificio Amazonia, segunda planta
•	28660 Boadilla del Monte, Madrid
•	Fax: +34 912891106
•	Email: javmartin@gruposantander.com

For PETERSEN ENERGÍA INVERSORA, S.A.

•	Att: Mauro Renato José Dacomo
Ignacio Cruz Morán
•	FISA CONSULTORES, S.L.
•	Calle Velázquez 9, primera planta derecha
•	28001 Madrid
•	Fax: +34 91575 14 47
•	Email: m.dacomo@grupopetersen.com.ar i.moran@grupopetersen.com.ar
•	Cc: Gonzalo Rivera Gómez
•	J&A GARRIGUES, S.L.P.
•	Calle Hermosilla 3
•	28001 Madrid
•	Fax: +34 913992408
•	Email: gonzalo.rivera@garrigues.com

For REPSOL YPF, S.A.

•	Att: Corporate Director of Strategy and Development
•	P° de la Castellana no. 278-280
•	28046 Madrid (Spain)
•	Fax: +34 91348 04 47

•	Cc: Attention: Corporate Director of Legal Affairs
•	Fax: +34 913486111